PRICEWATERHOUSECOOPERS                            Exhibit 16.1



                                        PricewaterhouseCoopers LLP
                                        300 Atlantic Street
                                        Stamford   CT  06901
                                        Telephone  (203) 539 3000
                                        Facsimile  (817) 207 3999


 September 2, 2003


 Ms. Jeanne Wendschuh
 Controller
 Competitive Technologies, Inc.
 1960 Bronson Road
 Building 1
 Fairfield, CT   06824



 Dear Ms. Wendschuh:

 This is to confirm that the client-auditor relationship between Competitive Technologies, Inc. (Commission File Number
 1-8696) and PricewaterhouseCoopers LLP has ceased.


 Very truly yours,


 s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

 cc:  Chief Accountant
      SECPS Letter File, Mail Stop 11-3
      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, D.C. 20549